                                                    Exhibit 4.4(c)

                                                     [KEY LOGO]
                                                     KEYBANK
                                                     127 Public Square
                                                     Cleveland, OH  44114-1306

March 28, 2000

Mr. Gregory T. Knipp
Paragon Corporate Holdings, Inc.
7400 Caldwell Avenue
Niles, Il 60714

RE: Paragon Corporate Holdings, Inc./A.B. Dick Company Covenant Waivers

Dear Greg:

Reference is hereby made to that certain Credit and Security Agreement ("Agreement") dated as of April 1, 1998 as amended on March 17, 1999, between Paragon Corporate Holdings, Inc. ("Paragon") and Key Corporate Capital Inc. ("KCCI"). Unless otherwise defined herein, each of the capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed such term in the Agreement.

Pursuant to recent discussions, Paragon has notified KCCI of certain covenant violations under Section 8.4(a) and 8.4(b) of the Agreement for the period ended December 31, 1999 and March 31, 2000. Section 8.4(a) states that the Consolidated EBITDA of A.B. Dick as at the end of any Cumulative Four Fiscal Quarter Period ending after the Closing Date shall not be less than $10,250,000. Section 8.4(b) states that the Consolidated Fixed Charge Coverage Ratio for Paragon and AB Dick as at the end of any Cumulative Four Fiscal Quarter Period shall not be less than 1.20 to 1.0.

In response to your request, KCCI hereby waives any remedies it may have with respect to the specific covenant violations existing under the aforementioned sections of the Agreement for the period ended December 31, 1999 and March 31, 2000. This waiver shall not apply to any other Covenant violation or Event of Default except for the specifically aforementioned covenant violations. Nothing herein shall be construed or implied that KCCI will grant a waiver of the covenant violations of these or any other provisions of the Agreement in the future.

The violated covenants will be amended as follows:

--------------------------------------------------------------------------------
                                                  Amended
           Covenant                             Requirement
--------------------------------------------------------------------------------
  A.B. Dick:                        $2,050M for the six-month period ending
  Section 8.4(a)                    June 30, 2000
  Min. Consolidated EBITDA          $5,700M for the nine-month period ending
                                    September 30, 2000
                                    $11,000M for the twelve-month period ending
                                    December 31, 2000 and each rolling four
                                    quarters thereafter
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March 28, 2000 - Paragon Corporate Holdings, Inc. Covenant Waivers

A.B. DICK:                Greater than or equal to 0.50 for the six-month period ending June, 30 2000
Section 8.4(b)            Greater than or equal to 1.20 for the nine-month period ending September 30, 2000
Fixed Charge Coverage     Greater than or equal to 1.20 for the twelve-month period ending December 31, 2000 and each rolling four quarters thereafter


PARAGON CORP. HOLDINGS:   No covenant for the six-month period ending June 30, 2000
(CONSOLIDATED):           Greater than or equal to 0.25 for the nine-month period ending September 30, 2000
Section 8.4(b)            Greater than or equal to 0.50 for the twelve-month period ending December 31, 2000
Fixed Charge Coverage     Greater than or equal to 1.20 for the three-month period ending March 31, 2001 and each quarter thereafter calculated on a cumulative basis through the twelve-month period ending December 31, 2001
                          Greater than or equal to 1.20 for each rolling four quarters thereafter


The execution of this letter shall serve as acknowledgement that the foregoing waiver shall not affect the continued legality, validity, and binding effects of the Agreement in its entirety and that the Agreement and each of the loan documents continue to be freely enforceable in accordance with their terms and are hereby ratified and confirmed by Paragon. If the foregoing is acceptable to you, kindly acknowledge your agreement thereto by executing and returning this letter to my attention.

Very truly yours,

/s/ Christine A. Schoaf

Christine A. Schoaf
Assistant Vice President
Structured Finance


Please execute in the space below to acknowledge the waivers for the specific covenant violations mentioned above as well as the continued legality and validity of the Agreement in its entirety.


                                        ACCEPTED AND AGREED TO AS OF THIS
                                          29TH DAY OF MARCH, 2000

                                        PARAGON CORPORATE HOLDINGS, INC.

                                        BY:  /s/ Frank D. Zaffino

                                        ITS: President and CEO